EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-62181, 33-60479, 333-93801, 333-85509, and 333-59198) and Form S-3 (Nos. 333-44848 and 333-76858) pertaining to the Tech Data Corporation 401(k) Savings Plan of our report dated June 19, 2003, with respect to the financial statements of the Tech Data Corporation 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002.

/s/ Spence, Marston, Bunch, Morris, & Co.

Clearwater, Florida

June 25, 2004